UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2025

ACHIEVE LIFE SCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	033-80623	95-4343413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22722 29th Drive SE, Suite 100 Bothell, WA		98021
1040 West Georgia, Suite 1030 Vancouver, BC, Canada		V6E 4H1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 210-2217

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	ACHV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2025, Achieve Life Sciences, Inc. (the “Company”) previously announced that Dr. Cindy Jacobs had informed the Company’s board of directors that she had elected to resign from her role as the Company’s Chief Medical Officer and President, effective as of October 6, 2025 (the “Separation Date”).

In connection with her resignation, on October 6, 2025, the Company and Dr. Jacobs entered into an agreement effective as of the Separation Date (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Dr. Jacobs will continue to serve as a consultant with the Company until the first business day following the approval of Company’s New Drug Application for cytisinicline from the U.S. Food and Drug Administration (the “NDA Approval”), during which time her existing equity awards will continue to vest and she will receive compensation for her services at outlined in a consulting agreement between the Company and Dr. Jacobs (the “Consulting Agreement”). Dr. Jacobs will also receive (i) a lump-sum cash severance payment of $101,296, which is equivalent to a prorated portion of her target bonus for 2025, (ii) accelerated vesting of the full unvested portion of each outstanding time-based option grant that was granted to her in January 2023 and January 2024 upon the termination of her consultancy at or following the date of the NDA Approval and an extension of the post-termination exercise period of each such option to twelve months following such termination date, and (iii) reimbursement by the Company of up to $10,000 in legal fees incurred by Dr. Jacobs in connection with the negotiation and preparation of the Separation Agreement and the Consulting Agreement.

The foregoing summary of the Separation Agreement and the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Separation Agreement and the Consulting Agreement, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACHIEVE LIFE SCIENCES, INC.
Date: October 7, 2025	/s/ MARK OKI
Mark Oki Chief Financial Officer (Principal Financial Officer)